Exhibit 10.10

First Amendment to Loan
Agreement

Borrower:	Talend, Inc.
Talend USA, Inc.

Date:	March 7, 2016

THIS FIRST AMENDMENT TO LOAN AGREEMENT (“Amendment”) is entered into between PACIFIC WESTERN BANK, a California state chartered bank (“Lender”) and the borrowers named above (jointly and severally “Borrower”).

Lender (as successor in interest by merger to Square 1 Bank) and Borrower agree to amend the Loan and Security Agreement between them, dated May 29, 2015 (the “Original Agreement” and, as amended hereby, the “Loan Agreement”), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Loan Agreement.)

1.                                      Modified Permitted Indebtedness.  Subclause (vii) of the definition of “Permitted Indebtedness” set forth in Section 8 of the Loan Agreement that reads in the Original Loan Agreement as follows:

(vii) Indebtedness in a principal amount not to exceed $450,000 with respect to reimbursement obligations for letters of credit issued for the benefit of Borrower, and (but only for a period for 180 days after the date hereof) Indebtedness in a principal amount not to exceed $150,000 with respect to credit cards issued for Borrower;

is hereby amended to read as follows:

(vii) Indebtedness in a principal amount not to exceed $450,000 with respect to reimbursement obligations for letters of credit issued for the benefit of Borrower, and indebtedness in a principal amount not to exceed $150,000 with respect to credit cards issued for Borrower;

Moreover, any requirement in the Loan Agreement that Borrower transfer any existing credit cards to Lender is hereby removed.

2.                                      Modified Credit Limit. That portion of Section 1 of the Schedule to Loan and Security Agreement that reads in the Original Agreement as follows:

1.              CREDIT LIMIT

(Section 1.1):                        An amount not to exceed the lesser of (a) and (b) below (the “Credit Limit”):

(a)                     a total of $15,000,000 at any one time outstanding (the “Maximum Credit Limit”), provided that, until the UK and French Company Requirements (set forth in Section 8(b) below) have been satisfied, the Maximum Credit Limit shall be $2,000,000; or

(b)                     the following (the “Borrowing Base”):

(i) an amount equal to the Advance Rate (determined as provided below (the “Advance Rate”)) multiplied by the combined Trailing Three-Month Subscription Revenue of Borrower and the Perfected Related Companies; plus

(ii) an amount equal to the Advance Rate multiplied by the Trailing Three-Month Subscription Revenue of the Non-Perfected Related Companies; provided that the portion of the Borrowing Base under this clause (ii) may not exceed 25% or the portion of the Borrowing Base under clause (i) above.

The “Advance Rate” shall be based on the “Renewal Rate” as follows:

Renewal Rate	Advance Rate

Equal to or greater than 85%	100%

Less than 85% and equal to or greater than 80%	80%

Less than 80% and equal to or greater than 70%	60%

Less than 70%	0%

Definitions. For purposes of this Agreement the following additional terms have the following meanings:

“Renewal Rate” means, at any date, for the four-quarter period immediately preceding, and including, the most recent quarter for which reports under Section 6 below have been received by Lender: (a) the total dollar value (determined on an annualized basis) of subscription contracts of Borrower and Related Companies that were renewed during such period (and, in Lender’s Good Faith Business Judgment, during the two-week period following the end of such period), including any incremental value of subscription contracts due to upsells or cross sells; divided by (b) the total dollar value (determined on an annualized basis) of subscription contracts of Borrower and Related Companies that were up for renewal during such period. (If such reports have not been received by the date due therefor, Lender may adjust the Advance Rate in its Good Faith Business Judgment.)

is hereby amended to read as follows:

1.              CREDIT LIMIT

(Section 1.1):                        An amount not to exceed the lesser of (a) and (b) below (the “Credit Limit”):

(a)                     a total of $20,000,000 at any one time outstanding (the “Maximum Credit Limit”); or

(b)                     the following (the “Borrowing Base”):

(i) an amount equal to the Advance Rate (determined as provided below (the “Advance Rate”)) multiplied by the combined Trailing Three-Month Subscription Revenue of Borrower and the Perfected Related Companies; plus

(ii) an amount equal to the Advance Rate multiplied by the Trailing Three-Month Subscription Revenue of the Non-Perfected Related Companies; provided that the portion of the Borrowing Base under this clause (ii) may not exceed 20% of the portion of the Borrowing Base under clause (i) above.

The “Advance Rate” shall be based on the “Renewal Rate” as follows:

Renewal Rate	Advance Rate

Equal to or greater than 95%	100%

Less than 95% and equal to or greater than 90%	80%

Less than 90% and equal to or greater than 80%	60%

Less than 80%	0%

Definitions.  For purposes of this Agreement the following additional terms have the following meanings:

“Renewal Rate” means, at any date, for the four-quarter period immediately preceding, and including, the most recent quarter for which reports under Section 6 below have been received by Lender: (a) the trailing four quarter subscription recognized revenue in dollars of Borrower and Related Companies, deducting subscription revenue generated from new customers during that given period; divided by (b) the prior annual trailing four quarter period subscription recognized revenue in dollars of Borrower and Related Companies. (If such reports have not been received by the date due therefor, Lender may adjust the Advance Rate in its Good Faith Business Judgment.)

3.                                      Modified Total Overall Credit Limit. That portion of Section 1 of the Schedule to Loan and Security Agreement that reads in the Original Agreement as follows:

Total Overall Credit Limit:

Notwithstanding any provisions herein to the contrary, in no event shall the total Loans and Ancillary Services Reserves at any time outstanding exceed $15,000,000.

is hereby amended to read as follows:

Total Overall Credit Limit:

Notwithstanding any provisions herein to the contrary, in no event shall the total Loans and Ancillary Services Reserves at any time outstanding exceed $20,000,000.

4.                                      Modified Sale Fee. That portion of Section 3 of the Schedule to Loan and Security Agreement that reads in the Original Agreement as follows:

Sale

Fee:                         A Sale Fee in an amount equal to $200,000, upon the earlier of (i) any Sale of Parent or a Borrower; or (ii) any initial public offering of any equity securities of Parent or a Borrower; including (but not limited to) any Sale of Parent or a Borrower or initial public offering of Parent or a Borrower, (a) if the Obligations are paid in full in connection with such Sale or initial public offering, and this Agreement is then terminated, and (b) such Sale or initial public offering occurs within three months after termination of this Agreement by Borrower and prior to the Maturity Date.

is hereby amended to read as follows:

Sale

Fee:                         A Sale Fee in an amount equal to $266,500, upon the earlier of (i) any Sale of Parent or a Borrower; or (ii) any initial public offering of any equity securities of Parent or a Borrower; including (but not limited to) any Sale of Parent or a Borrower or initial public offering of Parent or a Borrower, (a) if the Obligations are paid in full in connection with such Sale or initial public offering, and this Agreement is then terminated, and (b) such Sale or initial public offering occurs within three months after termination of this Agreement by Borrower and prior to the Maturity Date.

5.                                      Modified Minimum Billings Financial Covenant. The following is hereby added at the end of the table for the Minimum Billings Financial Covenant set forth in Section 5 of the Schedule to Loan and Security Agreement and shall read as follows:

Period	Minimum Billings
1 month ending Jan 31, 2016	$2,500,000
2 months ending Feb 29, 2016	$7,500,000
3 months ending Mar 31, 2016	$22,000,000
4 months ending Apr 30, 2016	$25,000,000
5 months ending May 31, 2016	$32,000,000
6 months ending Jun 30, 2016	$52,000,000
7 months ending Jul 31, 2016	$56,000,000
8 months ending Aug 31, 2016	$62,000,000
9 months ending Sep 30, 2016	$82,000,000
10 months ending Oct 31, 2016	$87,500,000
11 months ending Nov 30, 2016	$96,500,000
12 months ending Dec 31, 2016	$125,000,000

6.                                      Modified Minimum Cash Flow Financial Covenant. The following is hereby added at the end of the table for the Minimum Cash Flow Financial Covenant set forth in Section 5 of the Schedule to Loan Agreement and shall read as follows:

Period	Minimum Cash Flow
1 month ending Jan 31, 2016	$(2,700,000)
2 months ending Feb 29, 2016	$(2,000,000)
3 months ending Mar 31, 2016	$(5,100,000)
4 months ending Apr 30, 2016	$(5,300,000)
5 months ending May 31, 2016	$(6,200,000)
6 months ending Jun 30, 2016	$(8,300,000)
7 months ending Jul 31, 2016	$(7,000,000)
8 months ending Aug 31, 2016	$(7,350,000)
9 months ending Sep 30, 2016	$(8,900,000)
10 months ending Oct 31, 2016	$(6,500,000)
11 months ending Nov 30, 2016	$(6,000,000)
12 months ending Dec 31, 2016	$(7,500,000)

7.                                      Modified Language Regarding Future Financial Covenants and Financial Covenant Definitions. That portion of Section 5 of the Schedule to Loan and Security Agreement that currently reads in the Original Loan Agreement as follows:

For periods after December 31, 2015, the above covenants shall be determined as follows: Prior to. December 31 of each year, Parent shall submit to Lender projections for the next year, on a monthly basis, as prepared by Parent’s management, which shall include projections of Billings and Cash Flow for such periods, and Lender and Parent shall negotiate in good faith to agree in writing on the amount of the minimum Billings and Cash Flow which Parent shall be required to maintain for such periods. If for any reason, Parent and Lender arc not able to agree in writing on the same prior to February 28 of the following year, then the minimum Billings and Cash Flow for the period ending at the end of each month in the following year shall be determined by Lender in its Good Faith Business Judgment.

Definitions:                                 “Billings” means with respect to any fiscal period, on a consolidated basis, the amounts billed by Borrower and the Related Companies to their respective customers in such period in accordance with its agreements with its customers.

“Cash Flow” means the sum of Parent’s Operating cash flow and investing cash flow determined in accordance with IFRS on a consolidated basis.

is hereby amended to read as follows:

For periods after December 31, 2016, the above covenants shall be determined as follows: Prior to December 31 of each year, Patent shall submit to Lender projections for the next year, on a monthly basis, as prepared by Parent’s management, which shall include projections of Billings and Cash Flow for such periods, and Lender and Parent shall negotiate in good faith to agree in writing on the amount of the minimum Billings and Cash Flow which Parent shall be required to maintain for such periods. If for any reason, Parent and Lender are not able to agree in writing on the same prior to. February 28 of the following year, then the minimum Billings and Cash Flow for the period ending at the end of each month in the following year shall be determined by Lender in its Good Faith Business Judgment.

Definitions:              “Billings” means with respect to any fiscal period, on a consolidated basis, the amounts billed by Borrower and the Related Companies to their respective customers in such period in accordance with its agreements with its customers.

“Cash Flow” means the sum of Parent’s operating cash flow and investing cash flow determined in accordance with IRS on a consolidated basis, adjusted for foreign exchange fluctuations.

8.                                      Fee. In consideration for Lender entering into this Amendment. Borrower shall concurrently pay Lender a fee in the amount of $5,000, which shall be non-refundable and in addition to all interest and other fees payable to Lender under the Loan Documents. Lender is authorized to charge said fee to Borrower’s loan account or any of Borrower’s deposit accounts with Lender.

9.                                      Representations True. Borrower represents and warrants to Lender that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

10.                               General Release. In consideration for Lender entering into this Amendment, Borrower and Guarantor (individually and collectively, the “Obligor”) hereby irrevocably releases and forever discharges Lender, and its successors, assigns, agents, shareholders, directors, officers, employees, agents, attorneys, parent corporations, subsidiary corporations, affiliated corporations, affiliates, participants, and each of them (collectively, the “Releasers”), from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action, of every nature and description, known and unknown, which Obligor now has or at any time may hold, by reason of any matter, cause or thing occurred, done, omitted or suffered to be done prior to the date of this Amendment (collectively, the “Released Claims”). Obligor hereby irrevocably waives the benefits of any and all statutes and rules of law to the extent the same provide in substance that a general release does not extend to claims which the creditor does not know or suspect to exist in its favor at the time of executing the release, and, without limiting the foregoing, and without limiting the stipulation to governing law in Section 10, Obligor irrevocably waives any benefits it may have under California Civil Code Section 1542 which provides: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” Obligor represents and warrants that it has not assigned to any other Person any Released Claim, and agrees to indemnify Lender against any and all actions, demands, obligations, causes of action, decrees, awards, claims, liabilities, losses and costs, including but not limited to reasonable attorneys’ fees of counsel of Lender’s choice and costs, which Lender may sustain or incur as a result of a breach or purported breach of the foregoing representation and warranty.

11.                               No Waiver. Nothing herein constitutes a waiver of any default or Event of Default under the Loan Agreement or any other Loan Documents, whether or not known to Bank.

12.                               Governing Law; Jurisdiction; Venue. This Amendment and all acts, transactions, disputes and controversies arising hereunder or relating hereto, and all rights and obligations of the parties shall be governed by, and construed in accordance with, the internal laws (and not the conflict of laws rules) of the State of California. All disputes, controversies, claims, actions and other proceedings involving, directly or indirectly, any matter in any way arising out of, related to, or connected with, this Amendment or the relationship between Borrower and Lender, and any and all other claims of Borrower against Lender of any kind, shall be brought only in a court located in Los Angeles County, California, and each party consents to the jurisdiction of any such court and the referee referred to in Section 9.20 of the Loan Agreement, and waives any and all rights the party may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding, including, without limitation, any objection to venue or request for change in venue based on the doctrine of forum non conveniens; provided that, notwithstanding the foregoing, nothing herein shall limit the right of Lender to bring proceedings against Borrower in the courts of any other jurisdiction, Borrower consents to service of process in any action or proceeding brought against it by Lender, by personal delivery, or by mail addressed as set forth in the Loan Agreement or by any other method permitted by law.

13.                               Dispute Resolution. The provisions of Section 9.20 of the Loan Agreement relating to dispute resolution shall apply to this Amendment, and the terms thereof are incorporated herein by this reference.

14.                               General Provisions. Borrower hereby ratifies and confirms the continuing validity, enforceability and effectiveness of the Loan Agreement and all other Loan Documents. This Amendment, the Original Loan Agreement, any prior written amendments to the Original Loan Agreement signed by Lender and Borrower, and the other written documents and agreements between Lender and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Original Loan Agreement, and all other documents and agreements between Lender and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed. This Amendment may be executed in multiple counterparts, by different parties signing separate counterparts, and all of the same taken together shall constitute one and the same agreement.

15.                               Mutual Waiver of July Trial. LENDER AND BORROWER EACH ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT IT MAY BE WAIVED. EACH OF THE PARTIES, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AMENDMENT OR ANY RELATED INSTRUMENT OR LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AMENDMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), ACTION OR INACTION OF ANY OF THEM. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY LENDER OR BORROWER, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY EACH OF THEM. IF FOR ANY REASON THE PROVISIONS OF THIS SECTION ARE VOID, INVALID OR UNENFORCEABLE, THE SAME SHALL NOT AFFECT ANY OTHER TERM OR PROVISION OF THIS AMENDMENT, AND ALL OTHER TERMS AND PROVISIONS OF THIS AMENDMENT SHALL BE UNAFFECTED BY THE SAME AND CONTINUE IN FULL FORCE AND EFFECT.

[Signatures on Next Page]

Borrower:		Lender:

TALEND, INC.		PACIFIC WESTERN BANK

By	/s/ Thomas Tuchscherer	By	/s/ [signature]
Title	CFO	Title	V.P.

Borrower:

TALEND USA, INC.

By	/s/ Thomas Tuchscherer
Title	CFO

[Signature Page—Amendment Loan Agreement]

CONSENT

Each of the undersigned hereby expressly agrees to Section 10 of the foregoing Amendment and acknowledges that its consent to the foregoing Amendment is not required, but each of the undersigned nevertheless does hereby consent to the foregoing Amendment and to the documents and agreements referred to therein and to all future modifications and amendments thereto, and any termination thereof, and to any and all other present and future documents and agreements between or among the foregoing parties. Nothing herein shall in any way limit any of the terms or provisions of the First-Demand Guarantee of Talend SA (and all related documents, including without limitation, the First Rank Accounts Pledge Agreement, Pledge Agreement, Pledge of IP Rights Agreement, Pledge of Receivables Agreement and Supplemental Agreement) all of which are hereby ratified and affirmed. Nothing herein shall in any way limit any of the terms or provisions of the Guarantee and Indemnity of Talend Ltd (and all related documents, including without limitation, the Debenture), all of which are hereby ratified and affirmed.

TALEND SA

By	/s/ Michael Tuchen
Title	CEO

TALEND LTD

By	/s/ David Arkell
Title	Director